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                       SECURITIES AND EXCHANGE COMMISSION



                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTIONS 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of report (Date of earliest event reported): AUGUST 21, 1998



                          TRANSCEND THERAPEUTICS, INC.
             (Exact Name of Registrant as Specified in Its Charter)








             DELAWARE                       000-22383             04-3174575
   (State or Other Jurisdiction            (Commission         (I.R.S. Employer
of Incorporation or Organization)         File Number)       Identification No.)




    640 MEMORIAL DRIVE, CAMBRIDGE, MA                               02139
 (Address of Principal Executive Offices)                         (Zip Code)




       Registrant's telephone number, including area code: (617) 374-1200



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ITEM 5.  OTHER EVENTS.

     On August 21, 1998, Transcend Therapeutics, Inc. (the "Company") announced that Dr. Hector J. Gomez, President and Chief Executive Officer, and Dr. John J. Whalen, Executive Vice President and Chief Scientific Officer, have resigned from the Company. Dr. Gomez also resigned as a director of the Company. B. Nicholas Harvey, Senior Vice President and Chief Financial Officer, has been appointed President and will serve as interim Chief Executive Officer. Mr Harvey has also been appointed to the Board of Directors of the Company.

     Transcend also announced that it has appointed EVEREN Securities, Inc. as its financial advisor to assist the Company in considering various strategic alternatives with respect to its business. These alternatives include the evaluation of the further development of Procysteine, acquisition of additional technology, strategic alliances or sale or merger of the Company. There can be no assurance that any such action will be successfully completed.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          TRANSCEND THERAPEUTICS, INC.
                                                  (Registrant)


                                          By: /s/ B. Nicholas Harvey
                                              ----------------------------------
                                              B. Nicholas Harvey, President